                                                        SILVER TRIANGLE BUILDING
                                        25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                        WWW.CREDITACCEPTANCE.COM

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                             DATE: JANUARY 27, 2006

                                    INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                        TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                        IR@CREDITACCEPTANCE.COM

                                    PINK SHEETS SYMBOL: CACC

                          CREDIT ACCEPTANCE ANNOUNCES:
               THIRD QUARTER 2005 AND RESTATED PRIOR YEAR EARNINGS

SOUTHFIELD, MICHIGAN - JANUARY 27, 2006 - CREDIT ACCEPTANCE CORPORATION (PINK
SHEETS: CACC) (the "Company") announced financial results for the three and nine month periods ended September 30, 2005, and restated financial results for 2000 through 2004.

IMPACT OF RESTATEMENT

(Dollars in thousands)

                                                FOR THE YEARS ENDED DECEMBER 31,
                                      ---------------------------------------------------
                                        2004       2003        2002      2001       2000
                                      -------   ----------   -------   --------   -------
Net income (As Previously Reported)   $37,014   $25,832(a)   $28,365   $28,415    $22,379
Net income (As Restated)               57,325    24,669       29,774    24,671     22,463
                                      -------   -------      -------   -------    -------
Increase (Decrease)                   $20,311   $(1,163)     $ 1,409   $(3,744)   $    84

(a) As previously reported in the Company's March 24, 2005 press release. Net income of $25,832 reflects the impact of the restatement related to accounting for income taxes.

The cumulative impact of the restatement reduced retained earnings at December 31, 1999, by 7.7 million.

FINANCIAL RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(Dollars in thousands, except per share data)

                                        FOR THE NINE MONTHS ENDED
                                 ---------------------------------------
                                 SEPTEMBER 30, 2005   SEPTEMBER 30, 2004   % CHANGE
                                 ------------------   ------------------   --------
Net income                             $ 47,361            $ 43,393           9.1
Net income per common share:
   Basic                                   1.28                1.11          15.3
   Diluted                                 1.21                1.05          15.2
Net operating profit after-tax           54,518              48,760          11.8
Average capital                         521,668             472,684          10.4
Return on capital                          13.9%               13.8%          0.7
Economic profit                          23,004              19,706          16.7
Total revenue                          $151,200            $129,801          16.5

     - The Company's effective tax rate increased to 37.8% for the 2005 period from 32.7% for the same period of 2004 due primarily to a change in the Company's international tax structure during 2004 which included a one-time benefit of $2.7 million.

     - The provision for credit losses for the 2005 period includes a $2.9 million pre-tax charge related to a reduction in forecasted collection rates resulting from Hurricanes Katrina and Rita.

FINANCIAL RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005

(Dollars in thousands, except per share data)

                                        FOR THE THREE MONTHS ENDED
                                 ---------------------------------------
                                 SEPTEMBER 30, 2005   SEPTEMBER 30, 2004   % CHANGE
                                 ------------------   ------------------   --------
Net income                            $ 14,594             $ 14,268           2.3
Net income per common share:
   Basic                                  0.39                 0.37           5.4
   Diluted                                0.38                 0.35           8.6
Net operating profit after-tax          16,970               16,183           4.9
Average capital                        536,588              498,423           7.7
Return on capital                         12.7%                13.0%         (2.3)
Economic profit                          6,044                6,313          (4.3)
Total revenue                         $ 52,368             $ 45,474          15.2

     - The provision for credit losses for the 2005 period includes a $2.9 million pre-tax charge related to a reduction in forecasted collection rates resulting from Hurricanes Katrina and Rita.

RESTATEMENT OF PRIOR PERIODS

As previously reported, on April 1, 2005, the Company's former independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), informed the Company that Deloitte's National Office was reviewing the Company's accounting for loans. On April 8, 2005, Deloitte informed the Company that it believed the Company should not account for loans as an originator of loans to consumers but should instead account for its loans as a lender to its dealer-partners. The Company had accounted for its loans as a consumer loan originator since 1992, and believed such accounting was in accordance with generally accepted accounting principles ("GAAP"). On April 26, 2005, the Company submitted a letter to the staff of the Office of the Chief Accountant of the Securities and Exchange Commission ("the SEC") requesting guidance.

On June 24, 2005, the SEC informed the Company that its method for recording loans should be changed from that of an originator of consumer loans to that of a servicer of loans generated by dealer-partners and a lender to those dealer-partners. As a result of this determination, the Company was required to restate its previously reported financial results. The Annual Report on form 10-K for the year ended December 31, 2004, which the Company filed today, reflects this restatement of prior periods. The Company also filed today its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005. The Company intends to apply to list its shares on the NASDAQ National Market as soon as practicable.

Additional details regarding the financial restatement are included in the Company's SEC filings.

OVERVIEW OF NEW ACCOUNTING

     - The Company's business - providing auto loans to consumers - has not changed; only the accounting has changed. The Company is an indirect lender, meaning the loan is originated by the dealer-partner and immediately assigned to the Company. The compensation paid to the automobile dealer in exchange for the auto loan is paid in two parts. The first part (the "advance") is paid at the time of origination, and the second part (the "dealer holdback" is paid over time based on the performance of the loan.

     - For accounting purposes, the Company is now considered a lender to the dealer-partner for its United States and Canadian business. Previously, the Company was considered a lender to the consumer.

     - Under our new accounting, the cash amount advanced to the dealer-partner is recorded as an asset included in "Loans Receivable" on the Company's balance sheet. The aggregate amount of all advances to an individual dealer-partner, plus finance charge revenue recognized, less repayments made by the consumer, comprises the dealer loan balance.

     - The Company's primary source of revenue is called finance charges. Finance charge revenue equals the cash collections from the consumer loan less the amount paid to the dealer-partner (initial advance plus dealer holdback). In other words, finance charge revenue equals the cash inflows from the consumer loan less the cash outflows required to acquire the consumer loan.

     - Finance charge revenue is recorded over the life of the dealer loan on a level yield basis.

     - An initial expected yield is assigned to each dealer advance. The yield is the rate that, when applied to expected future cash flows from the underlying consumer loan, results in a present value equal to the initial cash amount of the advance. (The expected future cash flows are the expected collections from the consumer loan, less the amount of expected future dealer holdback payments.)

     - A yield is maintained for each dealer loan balance. The yield is adjusted each period based on the most recent expectation of future cash flows from the underlying consumer loans. The yield for any dealer loan balance cannot be reduced below the initial weighted average yield. If a favorable change in expected future cash flows occurs (as compared to the expectation at inception), the yield is adjusted upwards. If an unfavorable change occurs, an allowance for credit losses is established which reduces the net asset value (dealer loan balance less the allowance) to the discounted value of future cash flows at the weighted average initial yield.

     - Because the Company is required to treat favorable changes in expected cash flows differently from unfavorable changes, the Company believes its new accounting method may produce reported results that differ from its economic performance. To provide shareholders with a more complete picture of its performance, the Company will report "Floating Yield" earnings in this and in future press releases. Floating Yield earnings will be identical to the Company's GAAP earnings except that both favorable and unfavorable changes in expected future cash flows will be treated as yield adjustments. Although the differences between Floating Yield earnings and GAAP earnings are small for the periods presented in this release, the Company is not confident this will continue to be the case going forward.

     - The Company's future financial results are likely to be more volatile than the financial results reported in this release because the initial yields established for prior periods as part of this restatement benefit from the Company's knowledge of actual results. Prospectively, without the benefit of hindsight, the actual yields will likely vary more from the initial yields than in the restated periods.

COMPARISON OF GAAP RETURN ON CAPITAL TO FLOATING YIELD RETURN ON CAPITAL

The following table presents selected financial data that compares the Company's GAAP basis financial results to a non-GAAP measure. The non-GAAP measure ("Floating Yield") is identical to our GAAP basis results except that, under the Floating Rate method, changes in expected cash flows are treated as yield adjustments. Under GAAP, favorable changes in expected cash flows are treated as yield adjustments, while unfavorable changes are recorded as a current period expense. The GAAP treatment always results in a lower carrying value of the loan receivable asset, but may result in either higher or lower earnings for any given period depending on the timing and amount of expected cash flow changes.

(Dollars in thousands)

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                       NINE MONTHS ENDED   --------------------------------
                                      SEPTEMBER 30, 2005           2004       2003
                                      ------------------         --------   --------
GAAP Return on Capital                         13.9%                 13.6%       6.9%
Floating Yield Return on Capital               13.7%                 13.3%       7.1%
                                           --------              --------   --------
Difference                                      0.2%                  0.3%      -0.2%

GAAP net operating profit after-tax        $ 54,518              $ 64,904   $ 29,905
Adjustment to Floating Yield                     22                   (58)     1,384
                                           --------              --------   --------
Floating Yield net operating profit
   after-tax                               $ 54,540              $ 64,846   $ 31,289

GAAP average capital                       $521,668              $478,345   $431,973
Adjustment to Floating Yield                  7,671                 8,731      7,933
                                           --------              --------   --------
Floating Yield average capital             $529,339              $487,076   $439,906

CONSUMER LOAN PERFORMANCE IN THE UNITED STATES

The United States is the Company's only business segment that continues to originate Dealer Loans. The following table presents forecasted Consumer Loan collection rates, advance rates, the spread (the forecasted collection rate less the advance rate), and the percentage of the forecasted collections that have been realized as of September 30, 2005 for the United States business segment. The data presented in the table has been changed from similar data previously disclosed in the Company's filings in order to conform to the Company's new accounting methodology. The changes are as follows: (1) Collection and advance rates included in the table are calculated as a percentage of funded loans, defined as Consumer Loans on which an advance has been paid to the dealer-partner. Previously, collection and advance rates were calculated as a percentage of Consumer Loans assigned to the Company. As a result, collection rates are higher than previously reported. This reflects the change in presentation rather than a change in loan performance. (2) Advance rates included in the table below represent the cash amount paid to the dealer-partner or paid to third parties for ancillary products. Previously, advance rates presented in the table included non-cash commissions and fees that were retained by the Company. As a result of this change, the advance rates presented in the table are lower than previously reported. (3) Forecasted collection rates included in the table are based on a new forecasting methodology. This change had only a small impact on collection rates reported in the table.

                            As of September 30, 2005
              ---------------------------------------------------
  Year of      Forecasted                           % of Forecast
Origination   Collection %   Advance %   Spread %     Realized
-----------   ------------   ---------   --------   -------------
   1992           80.2%        37.1%       43.1%       100.0%
   1993           75.3%        37.1%       38.2%       100.0%
   1994           61.0%        40.5%       20.5%       100.0%
   1995           54.9%        44.2%       10.7%       100.0%
   1996           55.0%        46.9%        8.1%        99.6%
   1997           58.4%        47.9%       10.5%        98.9%
   1998           67.7%        46.1%       21.6%        98.2%
   1999           72.8%        48.9%       23.9%        97.3%
   2000           73.2%        48.0%       25.2%        96.5%
   2001           67.2%        45.8%       21.4%        96.0%
   2002           70.2%        42.2%       28.0%        92.6%
   2003           74.0%        43.4%       30.6%        78.3%
   2004           73.4%        44.0%       29.4%        51.3%

FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2004

(Dollars in thousands, except per share data)

                                 FOR THE YEARS ENDED DECEMBER 31,
                                 --------------------------------
                                         2004       2003             % CHANGE
                                       --------   --------           --------
Net income                             $ 57,325   $ 24,669             132.4
Net income per common share:
   Basic                                   1.48       0.58             155.2
   Diluted                                 1.40       0.57             145.6
Net operating profit after-tax           64,904     29,905             117.0
Average capital                         478,345    431,973              10.7
Return on capital                          13.6%       6.9%             97.1
Economic profit (loss)                   26,204     (8,153)            421.4
Total revenue                          $176,715   $152,227              16.1

- 2003 results were impacted by impairment expenses of $10.5 million that were recognized following the decision to liquidate the United Kingdom operation.

- The Company's effective tax rate decreased to 34.8% in 2004 compared to 52.1% in 2003 due to a change in the Company's international tax structure during 2004 and the impact of the repatriation of foreign earnings in 2003.

- The 2004 period includes a foreign exchange gain of $1.7 million in 2004 compared to a foreign exchange loss of $2.8 million in 2003 primarily due to changes in the fair value of forward contracts entered into during the third quarter of 2003.

Although the Company was not in compliance with its debt covenants due to its inability to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, the Company has received waivers of this requirement on its debt facilities and these waivers become permanent upon the filing of such reports.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumes," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

- the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,

- increased competition from traditional financing sources and from non-traditional lenders,

-    the unavailability of funding at competitive rates of interest,

- the Company's potential inability to continue to obtain third party financing on favorable terms,

- the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,

-    adverse changes in applicable laws and regulations,

-    adverse changes in economic conditions,

- adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

- the Company's potential inability to maintain or increase the volume of automobile loans,

-    an increase in the amount or severity of litigation against the Company,

- the loss of key management personnel or the inability to hire qualified personnel,

- the effect of natural disasters, terrorist attacks and other potential disasters or attacks; and

- various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the Pink Sheets under the symbol CACC. For more information, visit www.creditacceptance.com.

                          CREDIT ACCEPTANCE CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

(Dollars in thousands, except per share data)

                                                    THREE MONTHS ENDED          NINE MONTHS ENDED
                                                      SEPTEMBER 30,               SEPTEMBER 30,
                                                -------------------------   -------------------------
                                                    2005          2004          2005          2004
                                                -----------   -----------   -----------   -----------
REVENUE:
   Finance charges                              $    45,360   $    39,718   $   132,453   $   113,552
   License fees                                       2,658         1,519         6,870         4,147
   Other income                                       4,350         4,237        11,877        12,102
                                                -----------   -----------   -----------   -----------
      Total revenue                                  52,368        45,474       151,200       129,801
                                                -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
   Salaries and wages                                 9,595         9,243        27,779        26,523
   General and administrative                         5,617         5,268        17,462        15,729
   Sales and marketing                                4,160         3,042        10,956         8,606
   Provision for credit losses                        4,231         1,466         6,127         4,726
   Interest                                           3,655         2,946        11,011         8,257
   Stock-based compensation expense                     511           747         1,817         2,178
   Other expense                                        489           270           890         1,013
                                                -----------   -----------   -----------   -----------
      Total costs and expenses                       28,258        22,982        76,042        67,032
                                                -----------   -----------   -----------   -----------
Operating income                                     24,110        22,492        75,158        62,769
   Foreign currency (loss) gain                          (8)          674         1,019         1,731
                                                -----------   -----------   -----------   -----------
Income before provision for income taxes             24,102        23,166        76,177        64,500
   Provision for income taxes                         9,508         8,898        28,816        21,107
                                                -----------   -----------   -----------   -----------
Net income                                      $    14,594   $    14,268   $    47,361   $    43,393
                                                ===========   ===========   ===========   ===========
Net income per common share:
   Basic                                        $      0.39   $      0.37   $      1.28   $      1.11
                                                ===========   ===========   ===========   ===========
   Diluted                                      $      0.38   $      0.35   $      1.21   $      1.05
                                                ===========   ===========   ===========   ===========
Weighted average shares outstanding:
   Basic                                         37,020,020    38,679,011    36,962,724    39,234,974
   Diluted                                       38,912,822    40,943,604    39,249,304    41,506,320

                          CREDIT ACCEPTANCE CORPORATION
                           CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

                                                                    AS OF
                                                        ----------------------------
                                                        SEPTEMBER 30,   DECEMBER 31,
                                                             2005           2004
                                                        -------------   ------------
                                                         (UNAUDITED)
                       ASSETS:
Cash and cash equivalents                                 $  14,336      $     614
Restricted cash and cash equivalents                         26,805         23,927
Restricted securities available for sale                      3,483            928
Loans receivable                                            704,976        667,394
Allowance for credit losses                                (138,582)      (141,383)
                                                          ---------      ---------
   Loans receivable, net                                    566,394        526,011
                                                          ---------      ---------
Property and equipment, net                                  18,950         19,706
Income taxes receivable                                       1,490          9,444
Other assets                                                  7,896         10,683
                                                          ---------      ---------
   Total Assets                                           $ 639,354      $ 591,313
                                                          =========      =========
        LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
   Accounts payable and accrued liabilities               $  55,313      $  49,384
   Dealer reserve payable, net                                6,007         15,675
   Line of credit                                            46,000          7,700
   Secured financing                                        138,747        176,000
   Mortgage note and capital lease obligations                9,322          9,847
   Deferred income taxes, net                                34,815         31,817
                                                          ---------      ---------
      Total Liabilities                                     290,204        290,423
                                                          ---------      ---------
SHAREHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 1,000,000 shares
      authorized, none issued                                    --             --
   Common stock, $.01 par value, 80,000,000 shares
      authorized, 37,023,080 and 36,897,242 shares
      issued and outstanding as of September 30, 2005
      and December 31, 2004, respectively                       370            369
   Paid-in capital                                           29,298         25,640
   Unearned stock-based compensation                         (1,697)            --
   Retained earnings                                        319,273        271,912
   Accumulated other comprehensive income                     1,906          2,969
                                                          ---------      ---------
      Total Shareholders' Equity                            349,150        300,890
                                                          ---------      ---------
      Total Liabilities and Shareholders' Equity          $ 639,354      $ 591,313
                                                          =========      =========

                          CREDIT ACCEPTANCE CORPORATION
                         CONSOLIDATED INCOME STATEMENTS

(Dollars in thousands, except per share data)

                                             FOR THE YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                                     2004          2003
                                                 -----------   -----------
REVENUE:
   Finance charges                               $   154,859   $   127,853
   Lease revenue                                       1,507         6,432
   License fees                                        5,835         3,836
   Other income                                       14,514        14,106
                                                 -----------   -----------
      Total revenue                                  176,715       152,227
                                                 -----------   -----------

COSTS AND EXPENSES:
   Salaries and wages                                 34,961        31,970
   General and administrative                         22,195        20,705
   Sales and marketing                                11,915         8,949
   Provision for credit losses                         5,757         9,639
   Interest                                           11,660         8,057
   Stock-based compensation                            2,725         3,583
   United Kingdom asset impairment expense                --        10,493
   Other expense                                       1,270         4,517
                                                 -----------   -----------
      Total costs and expenses                        90,483        97,913
                                                 -----------   -----------
Operating income                                      86,232        54,314
   Foreign exchange gain (loss)                        1,650        (2,767)
                                                 -----------   -----------
Income before provision for income taxes              87,882        51,547
   Provision for income taxes                         30,557        26,878
                                                 -----------   -----------
Net income                                       $    57,325   $    24,669
                                                 ===========   ===========
Net income per common share:
   Basic                                         $      1.48   $      0.58
                                                 ===========   ===========
   Diluted                                       $      1.40   $      0.57
                                                 ===========   ===========
Weighted average shares outstanding:
   Basic                                          38,617,787    42,195,340
   Diluted                                        41,017,205    43,409,007

                          CREDIT ACCEPTANCE CORPORATION
                           CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

                                                                 (DOLLARS IN THOUSANDS)
                                                                      DECEMBER 31,
                                                                 ----------------------
                                                                     2004       2003
                                                                  ---------   ---------
                     ASSETS:
   Cash and cash equivalents                                      $     614   $   1,136
   Restricted cash and cash equivalents                              23,927      37,275
   Restricted securities available for sale                             928          --
   Loans receivable (including  $1,653 and $1,583
      from affiliates in 2004 and 2003, respectively)               667,394     619,437
   Allowance for credit losses                                     (141,383)   (143,309)
                                                                  ---------   ---------
      Loans receivable, net                                         526,011     476,128
                                                                  ---------   ---------

   Property and equipment, net                                       19,706      18,541
   Income taxes receivable                                            9,444          --
   Other assets                                                      10,683      11,768
                                                                  ---------   ---------
      Total Assets                                                $ 591,313   $ 544,848
                                                                  =========   =========

      LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
   Accounts payable and accrued liabilities                       $  49,384   $  38,862
   Dealer reserve payable, net                                       15,675      35,198
   Line of credit                                                     7,700          --
   Secured financing                                                176,000     100,000
   Mortgage note and capital lease obligations                        9,847       6,447
   Income taxes payable                                                  --       2,086
   Deferred income taxes, net                                        31,817      18,960
                                                                  ---------   ---------
      Total Liabilities                                             290,423     201,553
                                                                  ---------   ---------

SHAREHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 1,000,000
      shares authorized, none issued                                     --          --
   Common stock, $.01 par value, 80,000,000 shares authorized,
      36,897,242 and 42,128,087 shares issued and outstanding
      at year-end 2004 and 2003, respectively                           369         421
   Paid-in capital                                                   25,640     125,077
   Retained earnings                                                271,912     214,587
   Accumulated other comprehensive income, net of tax of
      $0 and $1,760 at year-end 2004 and 2003, respectively           2,969       3,210
                                                                  ---------   ---------
      Total Shareholders' Equity                                    300,890     343,295
                                                                  ---------   ---------
      Total Liabilities and Shareholders' Equity                  $ 591,313   $ 544,848
                                                                  =========   =========

                          CREDIT ACCEPTANCE CORPORATION
                             SUMMARY FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

QUARTERLY FINANCIAL HIGHLIGHTS

                                   FOR THE THREE MONTHS ENDED
                                 -----------------------------
                                 JUNE 30, 2005   JUNE 30, 2004   % CHANGE
                                 -------------   -------------   --------
Net income                         $ 17,053        $ 17,173       (0.7)%
Net income per common share:
   Basic                               0.46            0.44        4.5
   Diluted                             0.44            0.41        7.3
Net operating profit after-tax       19,401          18,788        3.3
Average capital                     529,159         477,654       10.8
Return on capital                      14.7%           15.7%      (6.4)
Economic profit                       8,919           9,340       (4.5)
Total revenue                      $ 50,678        $ 43,647       16.1

                                    FOR THE THREE MONTHS ENDED
                                 -------------------------------
                                 MARCH 31, 2005   MARCH 31, 2004   % CHANGE
                                 --------------   --------------   --------
Net income                          $ 15,714         $ 11,952        31.5%
Net income per common share:
   Basic                                0.43             0.29        48.3
   Diluted                              0.40             0.28        42.9
Net operating profit after-tax        18,147           13,789        31.6
Average capital                      502,565          444,672        13.0
Return on capital                       14.4%            12.4%       16.5
Economic profit                        8,031            4,074        97.1
Total revenue                       $ 48,154         $ 40,680        18.4

RETURN ON CAPITAL

The return on capital is equal to net operating profit after-tax (net income plus interest expense after-tax) divided by average capital as follows:

                                         THREE MONTHS ENDED
                                 ---------------------------------
                                 9/30/2005   6/30/2005   3/31/2005
                                 ---------   ---------   ---------
Net income                       $ 14,594    $ 17,053    $ 15,714
Interest expense after-tax          2,376       2,348       2,433
                                 --------    --------    --------
Net operating profit after-tax   $ 16,970    $ 19,401    $ 18,147
                                 ========    ========    ========
Average debt                     $194,571    $203,800    $195,238
Average shareholders' equity      342,017     325,359     307,327
                                 --------    --------    --------
Average capital                  $536,588    $529,159    $502,565
                                 ========    ========    ========
Return on capital                    12.7%       14.7%       14.4%

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               THREE MONTHS ENDED
                                 ----------------------------------------------
                                 12/31/2004   9/30/2004   6/30/2004   3/31/2004
                                 ----------   ---------   ---------   ---------
Net income                        $ 13,932    $ 14,268    $ 17,173    $ 11,952
Interest expense after-tax           2,212       1,915       1,615       1,837
                                  --------    --------    --------    --------
Net operating profit after-tax    $ 16,144    $ 16,183    $ 18,788    $ 13,789
                                  ========    ========    ========    ========
Average debt                      $203,261    $180,208    $164,338    $129,537
Average shareholders' equity       293,889     318,215     313,316     315,135
                                  --------    --------    --------    --------
Average capital                   $497,150    $498,423    $477,654    $444,672
                                  ========    ========    ========    ========
Return on capital                     13.0%       13.0%       15.7%       12.4%

                                   NINE MONTHS ENDED
                                 ---------------------
                                 9/30/2005   9/30/2004
                                 ---------   ---------
Net income                       $ 47,361    $ 43,393
Interest expense after-tax          7,157       5,367
                                 --------    --------
Net operating profit after-tax   $ 54,518    $ 48,760
                                 ========    ========
Average debt                     $196,904    $156,859
Average shareholders' equity      324,764     315,825
                                 --------    --------
Average capital                  $521,668    $472,684
                                 ========    ========
Return on capital                    13.9%       13.8%

                                 FOR THE YEARS ENDED DECEMBER 31,
                                 --------------------------------
                                          2004        2003
                                       ---------   ---------
Net income                             $ 57,325    $ 24,669
Interest expense after-tax                7,579       5,236
                                       --------    --------
Net operating profit after-tax         $ 64,904    $ 29,905
                                       ========    ========
Average debt                           $167,137    $103,757
Average shareholders' equity            311,208     328,216
                                       --------    --------
Average capital                        $478,345    $431,973
                                       ========    ========
Return on capital                          13.6%        6.9%

ECONOMIC PROFIT

The Company defines economic profit as net operating profit after-tax less an imputed cost of equity. Economic profit measures how efficiently the Company utilizes capital. To consider the cost of both debt and equity, the Company's calculation of economic profit deducts from net income a cost of equity equal to 10% of average equity, which approximates the S&P 500's rate of return since 1965. Management uses economic profit to assess the Company's performance as well as to make capital allocation decisions. Management believes this information is important to shareholders because it allows shareholders to compare the returns earned by the Company with the return they could expect if the Company returned capital to shareholders and they invested in other securities.

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

The following table presents the calculation of the Company's economic profit for the periods indicated:

                                                         THREE MONTHS ENDED
                                              ---------------------------------------
                                               9/30/2005     6/30/2005     3/31/2005
                                              -----------   -----------   -----------
Net income                                    $    14,594   $    17,053   $    15,714
Imputed cost of equity at 10% (1)                  (8,550)       (8,134)       (7,683)
                                              -----------   -----------   -----------
   Total economic profit                      $     6,044   $     8,919   $     8,031
                                              ===========   ===========   ===========
Diluted weighted average shares outstanding    38,912,822    39,064,886    39,457,287
Economic profit per diluted share (2)         $      0.16   $      0.23   $      0.20

                                                                THREE MONTHS ENDED
                                              -----------------------------------------------------
                                               12/31/2004    9/30/2004     6/30/2004     3/31/2004
                                              -----------   -----------   -----------   -----------
Net income                                    $    13,932   $    14,268   $    17,173   $    11,952
Imputed cost of equity at 10% (1)                  (7,347)       (7,955)       (7,833)       (7,878)
                                              -----------   -----------   -----------   -----------
   Total economic profit                      $     6,585   $     6,313   $     9,340   $     4,074
                                              ===========   ===========   ===========   ===========
Diluted weighted average shares outstanding    39,473,105    40,943,604    41,413,308    42,159,338
Economic profit per diluted share (2)         $      0.17   $      0.15   $      0.23   $      0.10

                                                  NINE MONTHS ENDED
                                              -------------------------
                                               9/30/2005     9/30/2004
                                              -----------   -----------
Net income                                    $    47,361   $    43,393
Imputed cost of equity at 10% (1)                 (24,357)      (23,687)
                                              -----------   -----------
   Total economic profit                      $    23,004   $    19,706
                                              ===========   ===========
Diluted weighted average shares outstanding    39,249,304    41,506,320
Economic profit per diluted share (2)         $      0.59   $      0.47

                                              FOR THE YEARS ENDED DECEMBER 31,
                                              --------------------------------
                                                     2004          2003
                                                 -----------   -----------
Net income                                       $    57,325   $    24,669
Imputed cost of equity at 10% (1)                    (31,121)      (32,822)
                                                 -----------   -----------
   Total economic profit                         $    26,204   $    (8,153)
                                                 ===========   ===========
Diluted weighted average shares outstanding       41,017,205    43,409,007
Economic profit per diluted share (2)            $      0.64   $     (0.19)

(1) Cost of equity is equal to 10% (on an annual basis) of average shareholders' equity, as disclosed in the Return on Capital calculation.

(2) Economic profit per diluted share equals the economic profit divided by the diluted weighted average number of shares outstanding.

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONTINUED
                             (DOLLARS IN THOUSANDS)

LOANS RECEIVABLE

     A summary of changes in loan receivable is as follows:

                                                    THREE MONTHS ENDED SEPTEMBER 30, 2005
                                           ------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS     TOTAL
                                           ------------   --------------   -----------   --------
Balance, beginning of period                $  665,279       $ 27,396         $3,766     $ 696,441
New loans                                      111,656          3,716             --       115,372
Dealer holdback payments                        13,367             --             --        13,367
Net cash collections on loans                 (113,181)        (3,879)            --      (117,060)
Write-offs                                      (1,786)        (2,188)            --        (3,974)
Recoveries                                          --            562             --           562
Net change in floorplan receivables,
   notes receivable and lines of credit             --             --             79            79
Other                                               --            337             --           337
Currency translation                                52           (200)            --          (148)
                                            ----------        -------         ------     ---------
Balance, end of period                      $  675,387        $25,744         $3,845     $ 704,976
                                            ==========        =======         ======     =========

                                                    THREE MONTHS ENDED SEPTEMBER 30, 2004
                                           ------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS     TOTAL
                                           ------------   --------------   -----------   --------
Balance, beginning of period                 $ 601,935        $49,910        $ 6,552     $658,397
New loans                                      105,983          2,153             --      108,136
Dealer holdback payments                         7,918             --             --        7,918
Net cash collections on loans                 (91,047)         (5,562)            --      (96,609)
Write-offs                                     (2,008)         (5,065)            --       (7,073)
Recoveries                                          --            397             --          397
Net change in floorplan receivables,
   notes receivable and lines of credit             --             --         (1,360)      (1,360)
Other                                               --            115             --          115
Currency translation                                80            (72)            --            8
                                             ---------        -------        -------     --------
Balance, end of period                       $ 622,861        $41,876        $ 5,192     $669,929
                                             =========        =======        =======     ========

                                                    NINE MONTHS ENDED SEPTEMBER 30, 2005
                                           ------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS     TOTAL
                                           ------------   --------------   -----------   --------
Balance, beginning of period                $ 626,284       $ 36,760          $4,350     $ 667,394
New loans                                     358,005         10,392              --       368,397
Dealer holdback payments                       37,880             --              --        37,880
Net cash collections on loans                (338,542)       (13,097)             --      (351,639)
Write-offs                                    (8,100)         (9,222)             --       (17,322)
Recoveries                                         --          1,734              --         1,734
Net change in floorplan receivables,
   notes receivable, and lines of credit           --             --            (505)         (505)
Other                                              --            707              --           707
Currency translation                             (140)        (1,530)             --        (1,670)
                                            ---------       --------          ------     ---------
Balance, end of period                      $ 675,387       $ 25,744          $3,845     $ 704,976
                                            =========       ========          ======     =========

                                                    NINE MONTHS ENDED SEPTEMBER 30, 2004
                                           -------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS     TOTAL
                                           ------------   --------------   -----------   ---------
Balance, beginning of period                $ 537,671       $  75,098        $ 6,668     $ 619,437
New loans                                     335,521           5,400             --       340,921
Dealer holdback payments                       23,165              --             --        23,165
Net cash collections on loans                (268,015)       (22,450)             --      (290,465)
Write-offs                                     (5,069)        (18,587)            --       (23,656)
Recoveries                                         --           1,435             --         1,435
Net change in floorplan receivables,
   notes receivable, and lines of credit           --              --         (1,476)       (1,476)
Other                                              --             458             --           458
Currency translation                             (412)            522             --           110
                                            ---------       ---------        -------     ---------
Balance, end of period                      $ 622,861       $  41,876        $ 5,192     $ 669,929
                                            =========       =========        =======     =========

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONTINUED
                             (DOLLARS IN THOUSANDS)

A summary of Allowance for credit losses is as follows:

                                                    THREE MONTHS ENDED SEPTEMBER 30, 2005
                                           ------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS    TOTAL
                                           ------------   --------------   -----------   --------
Balance, beginning of period                 $130,744         $5,693           $ --      $136,437
Provision for credit losses (1)                 4,360           (504)           (43)        3,813
Write-offs                                     (1,785)          (363)            --        (2,148)
Recoveries                                         --            444             --           444
Other changes in floorplan receivables,
   notes receivable, and lines of credit           --             --             43            43
Currency translation                               69            (76)            --            (7)
                                             --------         ------           ----      --------
Balance, end of period                       $133,388         $5,194           $ --      $138,582
                                             ========         ======           ====      ========

                                                    THREE MONTHS ENDED SEPTEMBER 30, 2004
                                           ------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS    TOTAL
                                           ------------   --------------   -----------   --------
Balance, beginning of period                 $136,343         $6,575          $ 479      $143,397
Provision for credit losses (1)                 1,356           (130)           (20)        1,206
Write-offs                                     (2,009)          (192)            --        (2,201)
Recoveries                                         --            364             --           364
Other changes in floorplan receivables,
   notes receivable, and lines of credit           --             --           (135)         (135)
Currency translation                               72             (9)            --            63
                                             --------         ------          -----      --------
Balance, end of period                       $135,762         $6,608          $ 324      $142,694
                                             ========         ======          =====      ========

                                                    NINE MONTHS ENDED SEPTEMBER 30, 2005
                                           ------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS    TOTAL
                                           ------------   --------------   -----------   --------
Balance, beginning of period                 $134,599         $ 6,774       $ 10,000     $151,373
Provision for credit losses (2)                 6,847          (1,327)           (63)       5,457
Write-offs                                     (8,100)         (1,572)          (157)      (9,829)
Recoveries                                         --           1,860            437        2,297
Other changes in floorplan receivables,
   notes receivable, and lines of credit           --              --        (10,139)     (10,139)
Currency translation                               42            (541)           (78)        (577)
                                             --------         -------       --------     --------
Balance, end of period                       $133,388         $ 5,194       $     --     $138,582
                                             ========         =======       ========     ========

                                                    NINE MONTHS ENDED SEPTEMBER 30, 2004
                                           ------------------------------------------------------
                                           DEALER LOANS   CONSUMER LOANS   OTHER LOANS    TOTAL
                                           ------------   --------------   -----------   --------
Balance, beginning of period                 $136,514         $6,689           $106      $143,309
Provision for credit losses (2)                 4,292           (436)           162         4,018
Write-offs                                     (5,069)          (999)            --        (6,068)
Recoveries                                         --          1,312             --         1,312
Other changes in floorplan receivables,
   notes receivable, and lines of credit           --             --             56            56
Currency translation                               25             42             --            67
                                             --------         ------           ----      --------
Balance, end of period                       $135,762         $6,608           $324      $142,694
                                             ========         ======           ====      ========

(1) Does not include a provision for earned but unpaid revenue related to license fees $418 and $260 for the three months ended September 30, 2005 and 2004, respectively.

(2) Does not include a provision for earned but unpaid revenue related to license fees $670 and $708 for the nine months ended September 30, 2005 and 2004, respectively.

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONTINUED
                             (DOLLARS IN THOUSANDS)

A summary of changes in loans receivable is as follows:

                                                         YEAR ENDED DECEMBER 31, 2004
                                          --------------------------------------------------------
                                          DEALER LOANS   CONSUMER LOANS   OTHER LOANS      TOTAL
                                          ------------   --------------   ------------   ---------
Balance, beginning of period                $ 537,671       $ 75,098         $ 6,668     $ 619,437
New loans                                     427,866          7,938              --       435,804
Dealer holdback payments                       33,326             --              --        33,326
Net cash collections on loans                (365,119)       (27,615)             --      (392,734)
Write-offs                                     (7,104)       (23,783)             --       (30,887)
Recoveries                                         --          2,157              --         2,157
Net change in floorplan receivables,
   notes receivable and lines of credit            --             --          (2,318)       (2,318)
Other                                              --            584              --           584
Currency translation                             (356)         2,381              --         2,025
                                            ---------       --------         -------     ---------
Balance, end of period                      $ 626,284       $ 36,760         $ 4,350     $ 667,394
                                            =========       ========         =======     =========

                                                         YEAR ENDED DECEMBER 31, 2003
                                          --------------------------------------------------------
                                          DEALER LOANS   CONSUMER LOANS   OTHER LOANS      TOTAL
                                          ------------   --------------   ------------   ---------
Balance, beginning of period                $ 462,508      $122,567          $12,326     $ 597,401
New loans                                     334,720        27,519               --       362,239
Dealer holdback payments                       27,403            --               --        27,403
Net cash collections on loans                (285,522)      (46,221)              --      (331,743)
Write-offs                                     (2,468)      (39,106)              --       (41,574)
Recoveries                                         --         1,168               --         1,168
Net change in floorplan receivables,
   notes receivable and lines of credit            --            --           (5,658)       (5,658)
Other                                              --           837               --           837
Currency translation                            1,030         8,334               --         9,364
                                            ---------      --------          -------     ---------
Balance, end of period                      $ 537,671      $ 75,098          $ 6,668     $ 619,437
                                            =========      ========          =======     =========

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONCLUDED
                             (DOLLARS IN THOUSANDS)

A summary of the allowance for credit losses is as follows:

                                                         FOR THE YEAR ENDED DECEMBER 31, 2004
                                               -------------------------------------------------------
                                               DEALER LOANS   CONSUMER LOANS   OTHER LOANS     TOTAL
                                               ------------   --------------   -----------   ---------
Balance, beginning of period                     $136,514         $ 6,689        $   106     $143,309
Provision for credit losses (1)                     5,094            (978)         1,174        5,290
Write-offs                                         (7,104)         (1,305)            --       (8,409)
Recoveries                                             --           2,023             --        2,023
Other change in floorplan receivables, notes
   receivable, and lines of credit                     --              --         (1,270)      (1,270)
Currency translation                                   95             345             --          440
                                                 ---------        -------        -------     --------
Balance, end of period                           $134,599         $ 6,774        $    10     $141,383
                                                 =========        =======        =======     ========

                                                         FOR THE YEAR ENDED DECEMBER 31, 2003
                                               -------------------------------------------------------
                                               DEALER LOANS   CONSUMER LOANS   OTHER LOANS     TOTAL
                                               ------------   --------------   -----------   ---------
Balance, beginning of period                     $132,658         $ 6,550        $ 1,285     $140,493
Provision for credit losses (2)                     6,109             744          1,100        7,953
Write-offs                                         (2,468)         (2,179)            --       (4,647)
Recoveries                                             --           1,123             --        1,123
Other change in floorplan receivables, notes
   receivable, and lines of credit                     --              --         (2,279)      (2,279)
Currency translation                                  215             451             --          666
                                                 --------         -------        -------     --------
Balance, end of period                           $136,514         $ 6,689        $   106     $143,309
                                                 ========         =======        =======     ========

(1) Does not include a provision of $467 for earned but unpaid revenue related to license fees.

(2) Does not include a provision of $1,686 primarily related to the Company's lease portfolio.